UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bluerock Private Real Estate Fund

(Exact name of registrant as specified in its Charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Common Shares of Beneficial Interest, no par value	New York Stock Exchange	46-0724240

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	[ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	[ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-252508

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

The securities to be registered hereunder are Common Shares of beneficial interest, no par value  (the “Shares”) of Bluerock Private Real Estate Fund (formerly, Bluerock Total Income+ Real Estate Fund) (the “Registrant”). A description of the Shares is contained under the caption “Description of Capital Structure and Shares” in the Prospectus, which is a part of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (Commission File Nos. 333-252508; 811-22710), as filed on January 27, 2025, and as supplemented from time to time, which description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 15, 2025

Bluerock Private Real Estate Fund

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	President and Principal Executive Officer